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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Current Report on Form 8-K of our report, dated January 31, 1997, except for Note 2 as to which the date is June 23, 1997, relating to the consolidated financial statements of Premier Bancshares, Inc. and subsidiaries.

                                                 MAULDIN & JENKINS, LLC

                                                 /s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
October 20, 1997